Exhibit 10.4

Avenue Therapeutics, Inc.

FUTURE ADVANCE PROMISSORY NOTE

FOR AMOUNTS ADVANCED AS SHOWN

ON EXHIBIT A ATTACHED HERETO

1.        Principal and Interest. Avenue Therapeutics, Inc. (the “Company”), for value received, pursuant to this Future Advance Promissory Note (the “Note”) hereby promises to pay to the order of Fortress Biotech, Inc. (“Fortress”), in lawful money of the United States of America, the principal amount as may be advanced from time to time by Fortress as shown on Exhibit A attached hereto, with interest from the date of each advance at 8% per annum on the unpaid balance until paid. Interest shall be accrued and, following a Financing (as defined below), payable quarterly on the day following each calendar quarter. Following a Financing, such principal and accrued interest shall be due and payable on demand. All unpaid principal and interest on this Note may be prepaid at any time without penalty. For purposes of this Note, a “Financing” shall mean an equity, debt or royalty financing or series of related equity, debt or royalty financings by the Company resulting in the Company receiving cash proceeds from unaffiliated third parties.

2.        Advances. Advances under this Note shall be subject to the following terms and conditions:

(a)	draws may be made upon request by the Company with at least three (3) days advance notice to Fortress;

(b)	in its sole and absolute discretion, Fortress may refuse to make any advance hereunder;

(c)	all advances, at the time made, shall be noted on Exhibit A of this Note and shall be signed by an authorized officer of the Company; and

(d)	no advances will be made if the outstanding principal and accrued interest hereunder exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) at the time a request is made by the Company.

3.         Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Fortress.

4.        Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt by the other party.

5.       Acceleration. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property; or (iii) there is any material breach of any material covenant, warranty, representation or other term or condition of this Note at any time that is not cured within the time periods permitted therein, or if no cure period therein, within five (5) days after the date on which such breach occurs.

6.       No Dilution or Impairment. The Company will not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note.

7.        Waivers. Company hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. No delay on the part of Fortress in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

8.        Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

ISSUED as of December 16, 2015, effective March 15, 2015.

Avenue Therapeutics, Inc.

                By: /s/ Lucy Lu

       Lucy Lu, MD

       Interim President and CEO

EXHIBIT A

SCHEDULE OF ADVANCES

Date of Advance	Amount Advanced	Signature

March 15, 2015	$972,904.30	/s/ Lucy Lu